Exhibit 99.3
                     ARISE TECHNOLOGIES INC. - COMMON STOCK
                             SUBSCRIPTION AGREEMENT


I desire to purchase _____________________   shares of ARISE TECHNOLOGIES INC.

at $1.00 per share for a total of $-------------------

Make Checks Payable to:
                               ARISE TECHNOLOGIES INC.

Subscriber Information: Please clearly print name(s) in which Shares are to be acquired. All correspondence will go to the Investor Residence Address

Investor (First, Middle I., Last):
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Registration for the Investment (how the investment should be titled):

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Investor Residence Address 1:

Check one of the following:

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                                                                             [ ]
U.S. Citizen
                                                                             [ ]
Resident Alien

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City,             State                                                ZIP Code
                                                                            [ ]
Foreign Resident; Country ________
----------------------------------------, --------, ---------------
                                                                            [ ]
U.S. Citizen residing outside the U.S.

Enter the taxpayer identification number. For most individual taxpayers, it is their Social Security Number. Note: If the purchase is in more than one name, the number should be that of the first person listed. For IRAs, Keoghs, and qualified plans, enter both the Social Security Number and the Taxpayer Identification Number for the plan.

Social Security Number
Taxpayer Identification Number (if applicable)

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Form of Ownership (Individual, IRA, Trust, UGMA, Pension Plan, etc.)

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Subscriber Signature: The undersigned has the authority to enter into this subscription agreement on behalf of the person(s) or entity registered above.

Authorized Signature of Investor

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Date:_____________________________________


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Company's Acceptance (To be completed only by an authorized representative of the Company.)

The foregoing subscription is accepted this ____________ day of ________________, _____


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Authorized Representative of the Company